UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 22, 2021, Esperion Therapeutics, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with two co-managed holders (the “Holders”) of its 4.00% Convertible Senior Subordinated Notes due 2025 (the “Notes”). Under the terms of the Exchange Agreement the Holders agreed to exchange (the “Exchange”) with the Company $15.0 million aggregate principal amount of Notes held in the aggregate by them (and accrued interest thereon) for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Exchange Agreement, the number of shares of Common Stock to be issued by the Company to the Holders upon consummation of the Exchange (the “Exchange Shares”) will be determined based upon the volume-weighted-average-price per share of Common Stock, subject to a floor of $5.62 per share, during the five trading-day averaging period, commencing on the trading day immediately following the date of the Exchange Agreement. The Exchange is expected to close on November 3, 2021, subject to the satisfaction of customary closing conditions.

The foregoing description of the Exchange Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Exchange Shares under the Exchange Agreement is being made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Company relied on this exemption from registration based in part on representations made by the Holders in the Exchange Agreement.

Item 7.01 - Regulation FD Disclosure

On October 25, 2021, the Company issued a press release announcing that it entered into a privately negotiated exchange agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Exchange Agreement, dated October 22, 2021, by and between Esperion Therapeutics, Inc. and the Holders
99.1	Press Release dated October 25, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules, exhibits and similar supporting attachments or agreements to the Exchange Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Report contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements relating to the expected closing of the exchange of the Notes pursuant to the Exchange Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this Report due to the risks and uncertainties associated with the satisfaction of closing conditions under the Exchange Agreement and with entering into additional exchange agreements, as well as risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this Report speak only as of the date hereof, and the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2021	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer